Exhibit 10.6
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
SUPPLY AND DISTRIBUTION AGREEMENT
     This Agreement, dated as of February 1, 2001 (the “Effective Date”), is between Kawasumi Laboratories, Inc., a Japanese corporation with its offices at 3-28-15, Minami-Ohi, Shinagawa-ku, Tokyo 140-8555, Japan (“KL”) and Medisystems Corporation, a Washington corporation with its offices at 701 Pike Street, 16th Floor, Seattle, Washington 98101, U.S.A (“MDS”). For purposes of this Agreement, KL and its subsidiaries shall be referred as “KL” and MDS and its subsidiaries shall be referred to as “MDS”. Reference should be made to Article 25 of this Agreement for definitions of capitalized terms used herein.
     In consideration of the mutual promises made herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
BACKGROUND
     1.1 KL manufactures disposable medical products and MDS sells and markets the Products (as defined in Section 2.1) in the Territory (as described in Annex B).
     1.2 MDS manufactures disposable medical products and MDS sells bloodlines (“BTL”), fistula needles (“AVF”), needles, sets for subcutaneous access devices (“VN”) and tube/bags sets for NxStage equipment (“NX”) used in artificial kidney dialysis, as well as pheresis needles for pheresis (“PHE”) and other products. MDS also manufactures or purchases and sells components, some of which (“Components”) are designed by MDS to be used in the Products. Such Components will be sold or consigned to KL for incorporation into the Products in accordance with this Agreement, and under some conditions, certain Components may be used or resold by KL for its own products or markets.
     1.3 Pursuant to long-standing business relations, agreements and understandings, the Products KL sells to MDS are manufactured by KL to the MDS design specifications and the KL process specifications. It has been KL’s right and practice to delegate certain responsibilities to its subsidiary, Kawasumi Laboratories (Thailand) Co., Ltd. and KL may continue to so delegate. Such delegation shall not relieve KL of its responsibilities to assure each provision of this Agreement is complied with in full.
     1.4 MDS and KL desire to continue their relationship and to document in this Agreement the terms of their cooperation.
     1.5 In pursuance of this cooperation and in compliance with certain requirements of the U.S. Federal Food and Drug Administration (“FDA”), the parties have entered into a Quality Assurance Agreement, dated as of October 25, 1999 (the “QA Agreement”) which governs certain aspects of the design and manufacturing of the Products and the supply of Components.

ARTICLE 2
SPECIFICATIONS
     2.1 The Products, Codes and Components that are a subject of this Agreement are listed in Annex A hereto, and shall meet the specifications set forth in the QA Agreement and in accordance with the warranty set forth in Section 10.1, as such specifications may, in accordance with the terms of the QA Agreement, be amended or modified from time to time (the “Specifications”) with trade names and/or trademarks of MDS or others as set forth in the QA Agreement and are hereafter referred to individually as “Codes” and collectively as “Products”, or “Components” respectively.
     2.2 MDS shall provide KL with necessary materials for packaging and labeling of the Products such as artwork, negative films and so on.
ARTICLE 3
PURCHASES AND SHIPMENTS
     3.1 Subject to the terms and conditions of this Agreement, KL shall manufacture the Products, in quantities up to KL’s Supply Commitment, and all in accordance with the provisions of the QA Agreement, the Specifications and the KL process specifications, and shall sell the Products to MDS. MDS shall purchase the Products solely for resale in the Territory, provided that MDS, if it sources VN or NX from KL, may sell VN or NX anywhere in the World. MDS shall not purchase BTL, AVF or PHE or sub-assemblies thereof from any other third party other than KL except as provided in this Agreement. MDS shall not sell the Products (other than VN and/or NX) directly or indirectly to distributors or end-users for use or resale outside of the Territory without KL’s prior written consent. KL shall not sell BTL, AVF, VN, NX or PHE or sub-assemblies thereof directly or indirectly for use or resale in the United States of America without MDS’s prior written consent.
     3.2 Prior to the commencement of the twelve-month period commencing on February 1, 2001 and [**] months prior to each subsequent such twelve-month period (such initial period and each such subsequent period being hereinafter referred to as a “Contract Year”), KL and MDS shall discuss the purchase goals MDS hopes to achieve during the subsequent Contract Year based on MDS’s forecast of market conditions for such year (the “Goals”). The Goals for the first Contract Year are incorporated into Annex D. During the Term of this Agreement, as such Term may be renewed or extended from time to time, and subject to the other terms and conditions contained herein, MDS hereby agrees to purchase from KL an annual quantity of Products at least equal to [**]% of the Goals for BTL and [**]% of the Goals for AVF and PHE, such amount being hereinafter referred to as MDS’ “Purchase Commitment” for each such Contract Year and KL agrees to sell to MDS an annual quantity of Products up to at least equal to [**]% of the Goals, such amount being hereinafter referred to as KL’s “Supply Commitment” for each such Contract Year. If the parties cannot agree on new Goals [**] months prior to each new Contract Year, this Agreement shall terminate at the conclusion of such new Contract Year, provided, however, that if MDS offers to accept Goals for each new Contract Year equal at least to [**]% of the Goals for the then current Contract Year, this Agreement shall be renewed for the new Contract Year with Goals that equal those of the then current Contract Year. In the event MDS makes no such offer and the parties cannot otherwise agree on new Goals for the new

Contract Year, then, during the new Contract Year the Purchase Commitment and the Supply Commitment shall be reduced to [**]% of the quantity of the prior Contract Year and this Agreement shall terminate upon the conclusion of such new Contract Year.
     3.3 In order to facilitate the orderly forecasting of needs and the ordering, manufacturing and shipping of Products, the parties agree to follow the following procedures:
a.	On or prior to the [**] day of each month (“Forecast Date”) during the Term of this Agreement, MDS shall provide KL with the following:
1.	a forecast (the “First MDS Forecast”) of MDS orders to be placed [**] days from the Forecast Date;

2.	a revised forecast of MDS orders to be placed [**] days from the Forecast Date;

3.	a further revised forecast (the “Final MDS Forecast”) of MDS orders to be placed by the [**] day of the subsequent month;
b.	Based on the Final MDS Forecast the previous month, on or prior to the [**] day of each month during the Term of this Agreement, MDS shall provide KL with a firm shipment order (a “Shipment Order”) relating to the Purchase Commitment for the Codes MDS desires to be delivered on a date not earlier than [**] and not later than [**] days after the (i) date such Shipment Order is placed or (ii) the [**] day of such month, whichever is later (the “Shipment Period”).

c.	Based on the foregoing, KL shall purchase or produce components (including the Components) necessary to manufacture and deliver the Products during the Shipment Period. On or prior to the Forecast Date during the Term of this Agreement, KL shall provide MDS with the foregoing:
1.	a forecast (the “First KL Forecast”) of KL orders for Components to be place [**] days from the Forecast Date;

2.	a revised forecast of KL orders to be place [**] days from the Forecast Date;

3.	a further revised forecast (the “Final KL Forecast”) of KL orders to be placed by the [**] day of the subsequent month;
d.	Based on the Final KL Forecast the previous month, on or prior to the [**] day of each month during the Term of this Agreement, KL shall provide MDS with a firm shipment order (a “Shipment Order”) for the Components KL desires to be shipped on a date not earlier than [**] and not later than [**] days after the (i) date such Shipment Order is placed or

(ii) the [**] day of such month, whichever is later (the “Shipment Period”).
The parties recognize that some components (such as packaging/labeling) may become unusable if not incorporated into Products within a finite period of time (“Dead Stock”). Accordingly, if KL produces or purchases components based on the First MDS Forecast and such components are not, because Shipment Orders are less than the First MDS Forecast, timely incorporated in sold Products and become Dead Stock, KL shall invoice MDS and MDS shall pay KL for the cost of such Dead Stock. If KL does not ship a Shipment Order during the applicable Shipment Period, and such failure is not excused by an event described in Section 3.5, KL shall ship such Shipment Order as soon as possible, by airfreight at KL’s sole expense, if so requested by MDS. KL and MDS shall discuss and exchange additional forecasting and production scheduling information in order to minimize variances in KL’s production and MDS’s inventories throughout each Contract Year. The total quantity of Products in MDS’s Shipment Orders shall approximately equal the total quantity of Products in the relevant Final MDS Forecast unless a variance has been accepted by KL. Similarly, the total quantity of Components in KL’s Shipment Orders shall approximately equal the total quantity of Components in the relevant Final KL Forecast unless a variance has been accepted by MDS. KL may at its discretion supply Products to MDS in an amount exceeding its Supply Commitment during any Contract Year, but will have no obligation thereof under this Agreement.
     3.4 All sales of Products to MDS under this Agreement shall be subject to the provisions of this Agreement and shall not be subject to the terms and conditions contained in any Purchase Commitment or Shipment Order of MDS, or confirmation or invoice of KL, except insofar as any such Purchase Commitment, Shipment Order, confirmation or invoice establishes (a) the quantity of Codes committed to and ordered for shipment, and (b) the quantity of Codes to be delivered at each location (the “Locations”).
     3.5 KL assumes no liability and shall not be liable to MDS for any failure to fill or delay in filling Shipment Orders received from MDS to the extent of any cause beyond the control of or occurring without the fault of KL including but not limited to strikes, lockouts (but only if resulting from worker sabotage, vandalism or similar action), floods, fires, accidents, delays in the delivery of raw materials, parts or completed merchandise by the supplier thereof. For the purposes of this Section 3.5, FDA actions caused by the fault of KL are deemed to be within the control of KL. In the event of any delay caused by any of the foregoing, KL shall use reasonable commercial efforts to fulfill MDS’s orders in a timely fashion. KL shall notify MDS if it anticipates any potential delay in the filling of any of MDS’s Shipment Orders caused by any of the foregoing.
     3.6 MDS assumes no liability and shall not be liable to KL for any failure to place Shipment Orders, deliver Components or to fulfill any Purchase Commitment to the extent of any cause beyond the control of or occurring without the fault of MDS including but not limited to strikes, lockouts (but only if resulting from worker sabotage, vandalism or similar action) floods, fires, accidents, delays in the delivery of raw materials, parts or competed merchandise by the supplier thereof. In the event of any delay caused by any of the above, MDS shall use reasonable commercial efforts to fulfill KL’s Component orders and/or to place Shipment Orders in a timely fashion. MDS shall notify KL if it anticipates any potential delay in the filling of any KL Component order or in placing Shipment Orders caused by any of the foregoing.
     3.7 Notwithstanding Sections 3.2 and 3.3, MDS may be relieved of its obligations with respect to any specific Shipment Order to Purchase Commitment in whole or in part, at MDS’s option, should KL be in material breach of this Agreement and if such breach is uncured within [**] days after KL receives notice from MDS of such breach, or should a delay under Section 3.5 occur and if such delay is uncured within [**] days after MDS receives notice from KL of such delay.
     3.8 Notwithstanding Sections 3.2 and 3.3 KL may be relieved of its obligations with respect to any specific Shipment Order or Supply Commitment in whole or in part, at KL’s option, should MDS be in material breach of this Agreement and if such breach is uncured within [**] days after MDS receives notice from KL of such breach, or should a delay under Section 3.6 occur and if such delay is uncured within [**] days after KL receives notice from MDS of such delay.
     3.9 MDS shall maintain and keep MDS inventories of the Products in accordance with then applicable Purchase Commitment and the Final MDS Forecast provided in Section 3.3.
     3.10 MDS shall submit to KL each calendar quarter a report about the market situation of the Products in the Territory including the tendency of the market, activities of third parties and other remarkable changes in the market.
ARTICLE 4
SHIPMENT OF THE PRODUCTS/COMPONENTS
     4.1 KL will ship the Products properly ordered in accordance with Article 3 to the Locations at the prices listed in Annex A. MDS will ship the Components to the Location and at the prices listed in Annex A.
     4.2 KL shall prepare and send by facsimile to MDS a packing list, invoice and bill of lading for each shipment of the Products. KL shall notify MDS if any shipment will not be made within the Shipment Period applicable to an MDS Shipment Order. MDS shall prepare and send to KL a packing list, invoice and bill of lading for each shipment of the Components.
ARTICLE 5
PRICES
     5.1 Except as otherwise specified herein, KL will sell the Products to MDS and MDS agrees to purchase the Products from KL, and MDS will sell the Components to KL and KL agrees to purchase the Components from MDS.
     5.2 It is expressly agreed that the prices for the Products and Components are listed in Annex A and include the cost of transportation and insurance to the Locations specified in the applicable MDS Shipment Order. However, it is also expressly agreed that MDS may order, and if so ordered KL shall sell the Products FOB Bangkok. If MDS requests airfreight, and KL is not obliged to pay for such airfreight under the provisions of Section 3.3, 10.2, or 14.2, KL shall invoice MDS at the FOB Bangkok prices listed in Annex A, and MDS shall pay the airfreight. If KL is obliged to pay the airfreight under the provisions of Section 3.3, 10.2, or 14.2, KL shall pay such airfreight and invoice MDS at the Location prices applicable to the actual destination of such shipment.
ARTICLE 6
PAYMENT
     6.1 The terms of payment for the Products purchased by MDS and for the Components purchased by KL under this Agreement shall be D/A (Documents against Acceptance) at [**] days from KL’s or MDS’s bill of lading date. With respect to this Section 6.1, each party shall send all necessary documents for payment to the other party within [**] days from KL’s or MDS’s bill of lading date. Any amounts not paid within [**] days of the bill of lading date shall be subject to a service charge until paid equal to the lesser of [**] percent ([**]%) per month or the maximum rate allowed by law. If full payment is not received by KL or MDS within [**] days of KL’s or MDS’s bill of lading date, MDS or KL respectively shall be considered to be in material breach of this Agreement and subject to the provisions of Section 12.1.
     6.2 During the Term of this Agreement, Medisystems Corporation shall provide [**] to KL a letter substantially in the form of Annex C hereto, signed by the firm of public accountants that audit Medisystems Corporation’s books of account.
ARTICLE 7
MDS SUPPLIED COMPONENTS; PRODUCT CHANGES
     7.1 During the Term of this Agreement, MDS will sell and/or consign to KL the Components to be incorporated by KL, in accordance with its then current process specifications, into the Products. Except as expressly provided in Annex B or agreed by the parties, KL shall not incorporate any Components into any other product nor resell any of the Components for sale or resale by any third party.
     7.2 KL shall maintain and keep KL inventories of the Components in accordance with the First MDS Forecast provided by MDS in accordance with Section 3.3, but shall not produce or purchase components with respect to any prospective Shipment Order prior to receiving the First MDS Forecast in respect to such prospective Shipment Order.
     7.3 During the Term of this Agreement, MDS may require new BTL or AVF Product designs to meet the competitive requirements of its market and/or to meet its Purchase Commitment. MDS may design new Components, Codes and Products and cause changes to be made to the Specifications, in accordance with the provisions of the QA Agreement. KL will have the right, in good faith to reject such new Specifications based only on lack of capacity to produce such new Specifications. And, in any event, KL will have the right to adjust the price for Products based on such changed Specifications only to the extent that such changes increase or decrease KL’s true cost of production. KL will cooperate with MDS in incorporating such new Components, Codes and Products and changes into the Specifications for the Products. To assist KL in production planning, MDS will meet at least [**] yearly with KL for the purpose of describing any current MDS design projects that, within the succeeding twelve months, are likely to produce a change in the Specifications and the introduction of new Components for the Products. During the Term of this Agreement, KL may make changes in its process specifications and/or components supplied by KL, all in accordance with the provisions of the QA Agreement. At least [**] yearly, KL shall advise MDS, in accordance with Section 5.3 of the QA Agreement, of any prospective KL process changes that, within the succeeding twelve months, are likely to produce a change in KL’s process specifications and/or of the components supplied by KL or to affect the quality of the Products.
     7.4 Whenever MDS adds a new Specifications for Components or Products, KL has a first right (prior to that of any third party) to bid on the supply of such Components. KL’s bid may be based on MDS’s design and/or KL’s alternative design, if any, but the content of the Specifications shall remain within the sole discretion of MDS. KL and MDS may negotiate which party shall supply such Components by taking into consideration cost, quality, quantity and patent issues. Nothing herein shall imply any license or obligation to license the patents of one party to the other and no license shall be granted unless the parties mutually so agree in a separate license agreement.
     7.5 At reasonable intervals, KL may, with prior notice to and with the prior consent of MDS which consent shall not unreasonably be withheld, send its representatives to MDS to audit the procedures or processes used in manufacturing the Components. At reasonable intervals, MDS may with prior notice to and with the prior consent of KL which consent shall not unreasonably be withheld send its representatives (including representatives of its customers) to KL to audit the procedures or processes used in manufacturing the Products.
ARTICLE 8
REGULATORY RESPONSIBILITY
     8.1 KL shall be responsible, at its expense, for complying with all of its obligations under the provisions of the QA Agreement. Failure to manufacture the Products in compliance with the QA Agreement shall be considered a breach of this Agreement by KL as to which MDS’s exclusive remedies shall be to terminate this Agreement under Section 12.1, to terminate any specified Shipment Order(s) under Section 3.7 and/or to reduce its outstanding Shipment Orders, any such termination or reduction to be credited on a unit basis toward the applicable Purchase Commitment.
     8.2 MDS shall be responsible, at its expense, for complying with all of its obligations under the provisions of the QA Agreement relating to the design, sale or use of the Products, including but not limited to obtaining authorization under Section 510(k) of the United States Federal Food, Drug and Cosmetic Act, as amended (the “Act”).
     8.3 Except as provided in this Agreement, MDS shall not use any trade name, trademark or logo owned or controlled by KL, or any trademark, trade name or logo confusingly similar therewith, during or after the Term of this Agreement. KL shall not use any trade name, trademark or logo of MDS, or any trade name, trademark or logo confusingly similar therewith, without obtaining MDS’s prior written permission during or after the Term of this Agreement.
ARTICLE 9
GUARANTEE
     9.1 All Products sold to MDS under this Agreement are hereby guaranteed by KL, as of the time the title to the Products is transferred to MDS, to be not adulterated or misbranded within the meaning of the Act, and not an article which may not, under the provisions of Section 510(i) of the Act, be introduced into interstate commerce. If KL breaches this guarantee with respect to any lot of Product, MDS may immediately return to KL, at KL’s expense, any Products of such lot received by MDS. At MDS’s option, KL either will credit MDS for such Products, or pay to MDS any monies paid by MDS for the Products that breach this guarantee. If KL breaches this guarantee, then to the extent that MDS terminates or reduces Shipment Orders to allow for replacement products, such termination or reduction will be credited on a unit basis toward the applicable Purchase Commitment. The foregoing, along with Article 14, represents MDS’s sole and exclusive remedy for a KL breach of this guarantee. In no event will KL be deemed to be in breach of this guarantee to the extent KL’s failure to meet the guarantee is caused by KL’s adherence to the Specifications, proper use of the Components or compliance with MDS instructions regarding the Specifications or the Components. Notwithstanding the foregoing, KL shall in all events manufacture the Products in accordance with the KL process specifications.
ARTICLE 10
WARRANTY
     10.1 KL warrants the Products sold to MDS under this Agreement are, as of the time title is transferred to MDS, in compliance with the Specifications and the QA Agreement and made in accordance with the then applicable KL process specifications. KL warrants that its parts and process specifications are reasonably appropriate for the production of Products which insofar was they relate solely to said parts and process specifications (and not in any way related to the Specifications and/or the Components supplied by MDS to KL in connection with the production of the Products) are merchantable and fit for resale in the Territory (subject to the end-users’ proper usage thereof and assuming that the Products are used in connection with their intended purpose, e.g., for use in artificial kidney dialysis). MDS warrants that the Components sold to KL under this Agreement are, as of the time title is transferred to KL, in compliance with the Specifications and the QA Agreement and further the Components are reasonably appropriate for the production of the Products which insofar as they relate solely to said Components and the Specifications (and not in any way related to the process specifications and any parts supplied by KL in connection with the production of the Products) are merchantable and fit for resale in the Territory (subject to the end-users’ proper usage thereof and assuming that the Products are used in connection with their intended purpose, e.g., for use in artificial kidney dialysis).
     10.2 MDS acknowledges and agrees that, except for the provisions of Section 10.3, KL’s sole responsibility to MDS in the case of breach of the foregoing warranty shall be for KL, by mutual agreement of MDS and KL, to repair or replace the Products with respect to which such warranty is breached, or at MDS’s election for KL to return to MDS all payments made by

MDS to KL with respect to such Products or to credit MDS in the amount of all payments made by MDS to KL with respect to such Products. In no event shall KL be liable for MDS’s loss of profits, loss of use, or incidental, consequential or special damages of any kind even if KL has been advised by MDS of any possibility thereof.
     10.3 KL hereby indemnifies and agrees to hold MDS harmless from and against all claims, liability, damage, cost or expense of MDS, including its reasonable attorney’s fees paid to third parties arising out of, or in connection with, or as a result of, to the extent based upon the failure of any of the Products to meet the warranty set forth in Section 10.1 at the time of delivery to MDS and such failure is not due to any failure of a Component to meet the Specifications, provided MDS promptly notifies KL of any such claim, KL has control over the defense of such claim and MDS provides reasonable cooperation. In order to discharge KL’s obligations under this Section 10.3, KL and MDS agree that MDS shall obtain and keep in force during the Term of this Agreement, product liability insurance with a limit of liability for the Territory of not less than US$20 million, and shall name KL as an additional insured. KL shall reimburse MDS for the cost of such insurance at the rate of US$3.66 per US$1,000 of MDS purchases from KL.
     10.4 MDS shall indemnify and hold KL harmless from and against all claims, liability, damage, cost or expense of KL, including its reasonable attorney’s fees to the extent based upon: (a) any false or misleading product claims, representations, descriptions or other statements, whether oral or written, made or alleged to be made by MDS or its representatives in any advertising, publicity, promotion or sale of any of the Products, and (b) any product claim arising out of, based on, or caused by negligent handling of the Products by MDS.
     10.5 The KL warranties set forth herein (including without limitation the warranty set forth in Section 10.1 that the Products sold to MDS under this Agreement are, as of the time title is transferred to MDS, in compliance with KL’s then applicable process specifications) are exclusive and in lieu of all other warranties, whether express or implied, including the implied warranties of merchantability, infringement, and fitness for a particular purpose. The MDS warranties set forth herein are exclusive and in lieu of all other warranties, whether express or implied, including the implied warranties of merchantability, infringement, and fitness for a particular purpose.
ARTICLE 11
TERM OF AGREEMENT
     11.1 The term (“Term”) of this Agreement shall be for the seven (7) year period beginning on the Effective Date of this Agreement, provided that such Term shall automatically be renewed for subsequent periods of three (3) years unless either party gives notice of termination not less than one (1) year prior to the date on which this Agreement would otherwise terminate.

ARTICLE 12
TERMINATION
     12.1 Either party may terminate this Agreement for any material breach of it by the other party, by giving ninety (90) days written notice to the other party, if such breach shall, as of the expiration of [**] day period, remain uncured.
     12.2 Either party shall have the right at its option to terminate this Agreement effective immediately upon giving written notice to the other party in the event of:
a.	appointment of a trustee, receiver or other custodian for all or substantially all of the property of such other party, or for any lesser portion of such property if the result is materially and adversely to affect the ability of such other party to fulfill its affirmative or negative obligations hereunder;

b.	a judicial finding that such other party is insolvent or bankrupt;

c.	the filing of a petition in bankruptcy for itself by such other party or a decision that bankruptcy proceedings will be instituted with respect to such other party based on a petition filed by a third party;

d.	an assignment of a substantial part of the assets of such other party for the benefit of creditors;

e.	an attachment of a substantial part of the assets of such other party for the benefit of creditors; or

f.	the dissolution or liquidation of a party.
     12.3 If either party here suffers any event of the type enumerated in Section 12.2, it shall immediately notify the other party in writing of the occurrence of such event.
ARTICLE 13
EFFECT OF TERMINATION
     13.1 No termination of this Agreement, other than by reason of breach of this Agreement by MDS will relieve KL from its obligation to deliver all Products ordered by any properly placed Shipment Order of MDS, nor will any termination, other than by reason of breach of this Agreement by KL, relieve MDS from accepting and paying for all Products ordered by MDS under any properly placed Shipment Order issued by MDS or relieve MDS of its obligations pursuant to Section 3.3. The indemnification obligations under Article 10 shall survive the termination of this Agreement.
ARTICLE 14
PRODUCT RECALL
     14.1 In the event that it shall be deemed necessary by KL or MDS to recall any of the Products sold by MDS because the Products are believed to violate any provision of any law, the guarantees provided in Section 9.1 or the warranties provided in Section 10.1, and if such Products have already been delivered to the Location, KL and MDS shall, subject to Section 14.4 below, share equally all out-of-pocket costs and expenses of such recall, including, without limitation, refunds to customers for recalled Products but only in an amount not to exceed the sum of the following items:
a.	the purchase price paid by MDS to KL for the recalled Products;

b.	the freight paid by MDS associated with the shipment of affected Products from the Locations;

c.	the cost of notifying customers;

d.	the costs associated with the shipment of recalled Products from customers to MDS; and

e.	the cost of shipping replacement Products to customers.
     MDS may immediately return any recalled Products to KL for rework or credit.
     14.2 If Products have been recalled or placed under import detention by the FDA, MDS may place replacement Shipment Orders with KL and KL shall ship such Products by air shipment when required in MDS’s sole discretion, and shall continue air shipments until the effects of such recall or import detention have been completed or ended. To the extent MDS requires substitute products for recalled or detained Products, such substitutes will be credited on a unit basis toward the applicable Purchase Commitment and MDS shall submit KL proof of its substitutes from another supplier. In the event MDS or any of its distributors are prevented from operating as a result of a recall or FDA action MDS shall be relieved of its Purchase Commitment to the extent such recall or FDA action prevents the resale of the Products.
     14.3 In the event of such a recall of any of the Products sold by MDS, the parties will cooperate fully with each other in effecting such recall.
     14.4 In the event that KL or MDS determines that it will recall any Products sold by either of them because the Products are believed to violate any provision of any law, the guarantees of Section 9.1 or the warranties provided in Section 10.1, KL or MDS may, once the recall has been substantially completed, request an arbitrator, appointed by the American Arbitration Association, who shall determine whether KL’s or MDS’s determination to recall was necessary and reasonable. The arbitrator may require that KL or MDS bear all costs, damages and expenses of such recall or may apportion such costs and expenses between the parties as the arbitrator deems just under all of the circumstances.
     14.5 MDS shall bear all costs and expenses of a recall or import detention of the Products caused by the negligence of MDS. KL shall bear all costs and expenses of a recall or import detention of the Products caused by the negligence of KL.
     14.6 In the event of a recall or FDA action that restricts the supply in the United States of products similar or functionally equivalent to the Products, KL will use its reasonable efforts to increase production as may be required to assure a continued source of supply to affected patients and in this regard MDS shall maintain and keep MDS inventories in accordance with the Purchase Commitment and forecasts provided in Section 3.3.
ARTICLE 15
NOTICES
     15.1 Even if not expressly so provided, all notices required or permitted to be given pursuant or in reference to this Agreement shall be in writing and shall be given by registered airmail, with appropriate postage prepaid or in the form of a telefax, followed immediately by a confirmation letter by registered airmail. Such notice shall be directed to the following addresses:
If to KL:
Kawasumi Laboratories, Inc.
3-28-15 Minami-Ohi, Shinagawa-ku
Tokyo, 140-8555, Japan
Facsimile: 81-3-3763-2351
If to MDS:
Medisystems Corporation
701 Pike Street, 16th Floor
Seattle, WA 98101-3016
Facsimile: 1-206-834-1201
or to such other address as to which either party may notify the other. Notice given as herein provided shall be considered to have been given seven (7) days after the mailing thereof, or if delivered by telefax, when received.
     15.2 During the term of this Agreement, if either party makes a change in its President, that party shall immediately notify the other party of this change and both parties shall discuss the effect of this change and future business between the parties.
ARTICLE 16
ENTIRE AGREEMENT
     16.1 This Agreement contains the entire agreement between the parties relating to the Products and Components and all prior proposals, discussions, and writings by and between the parties and relating to the subject matter herein are superceded by this Agreement.
ARTICLE 17
EFFECT OF HEADINGS
     17.1 The headings to Articles and Sections of this Agreement are to facilitate reference only, and do not form a part of this Agreement and shall not in any way affect or be considered in the interpretation hereof.

ARTICLE 18
NON-WAIVER AND MODIFICATION
     18.1 None of the terms of this Agreement shall be deemed to be waived by either party nor amended unless such waiver is in writing and is signed by the party to be charged with such waiver, or the amendment is in writing and signed by both parties, and such writing recites specifically that it is a waiver of, or amendment to, the terms of this Agreement.
ARTICLE 19
ASSIGNMENT
     19.1 Neither this Agreement, nor any rights and obligations hereunder, shall be assigned by any of the parties hereto to any other person, firm or corporation other than an affiliate, without the express prior written consent thereto by the other party. This Agreement shall be binding upon, and inure to the benefit of, the parties, their successors, and permitted assigns.
ARTICLE 20
DISCLAIMER OF AGENCY
     20.1 This Agreement shall not constitute either of the parties hereto the legal representative or the agent of the other party hereto for any purpose whatsoever, nor shall either party hereto have any right or authority to assume, create or incur in any manner any obligation or other liability or any kind or nature, express or implied, against, or in the name or on behalf of, the other party hereto.
ARTICLE 21
GOVERNING LANGUAGE
     21.1 This Agreement is in the English language only, which language shall be controlling in all respects.
ARTICLE 22
APPLICABLE LAW
     22.1 The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to any choice of law rule that would cause application of the laws of any other jurisdiction, and in no event will this Agreement be governed by, and the parties expressly disclaim application of, the United Nations Convention on Contracts for the International Sale of Goods.
ARTICLE 23
ARBITRATION
     23.1 All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators in accordance with the said rules. The arbitration shall take place in

Tokyo, Japan if the dispute is initiated by MDS and in Seattle, Washington, U.S.A., if initiated by KL.
ARTICLE 24
SAVING CLAUSE
     24.1 In the event that any provision or provisions of this Agreement shall be void, unlawful or unenforceable, such provision or provisions shall be deemed excluded from this Agreement, but this Agreement shall not otherwise be affected thereby and the remaining provisions hereof shall continue in full force and effect.
ARTICLE 25
GLOSSARY OF DEFINED TERMS USED IN THIS AGREEMENT
     Following are the definitions of terms used in and for the purposes of this Agreement.
     25.1 “Act” means the United States Federal Food, Drug and Cosmetic Act, as amended from time to time.
     25.2 “Agreement” means this agreement.
     25.3 “AVF” means [**] and larger needle sets, such as AV fistula needle sets used in artificial kidney dialysis procedures.
     25.4 “BTL” means blood tubing line sets used in artificial kidney dialysis and other similar extracorporeal procedures.
     25.5 “Codes” means the individual Product codes listed in Annex A.
     25.6 “Components” means parts and components designed by MDS to be used in the Products.
     25.7 “Contract Year” means the twelve-month period following the Effective Date and each subsequent twelve-month period during the Term of the Agreement.
     25.8 “Dead Stock” means components with a limited useful life that are not incorporated into sold Products in a timely fashion.
     25.9 “Effective Date” means February 1, 2001.
     25.10 “FDA” means the United States Food and Drug Administration.
     25.11 “Final KL Forecast” means the KL forecast of orders to be placed by KL by the [**] day of the subsequent month.
     25.12 “Final MDS Forecast” means the MDS forecast of orders to be placed by MDS by the [**] day of the subsequent month.

     25.13 “First KL Forecast” means the KL forecast of orders to be placed by KL [**] days later.
     25.14 “First MDS Forecast” means the MDS forecast of orders to be placed by MDS [**] days later.
     25.15 “Forecast Date” means the date on or prior to the [**] of each month.
     25.16 “Goals” means the non-binding MDS forecasts of each Contract Year purchases.
     25.17 “KL” means Kawasumi Laboratories, Inc., Kawasumi Laboratories America, Inc., Kawasumi Laboratories Europe GMBH, Kawasumi Laboratories (Thailand) Co., Ltd. and Kawasumi Bioscience Laboratories, Inc., collectively.
     25.18 “Locations” means the location specified for delivery of Products by KL.
     25.19 “MDS” means Medisystems Corporation, Medisystems Europe. Srl. and Medimexico S. de R.L. de C.V., collectively.
     25.20 “NX” means tubing and/or bag sets suitable for use with NxStage, Inc. renal therapy equipment.
     25.21 “PHE” means [**] and larger needle sets, such as pheresis needles including unsterile sub-assemblies for pheresis and other similar extracorporeal blood therapies.
     25.22 “Products” means Codes of certain BTL, AVF and PHE listed in Annex A, collectively.
     25.23 “Purchase Commitment” means the minimum quantities of Products to be purchased by MDS from KL during a Contract Year.
     25.24 “QA Agreement” means the Quality Assurance Agreement, dated as of October 25, 1999, between MDS and KL.
     25.25 “Shipment Order” means the firm shipment order relating to a Purchase Commitment for the Codes.
     25.26 “Shipment Period” means the period [**] to [**] days following the date of a Shipment Order.
     25.27 “Specifications” means the specifications set forth in the QA Agreement.
     25.28 “Supply Commitment” means KL’s commitment to sell to MDS an annual quantity of Products at least up to [**]% of the Goals based on MDS Shipment Orders.
     25.29 “Term” means the seven-year period beginning on the Effective Date together with any renewals thereof.

     25.30 “Territory” means the different geographical area(s) for sale, resale or use for different Products described in Annex B.
     25.31 “VN” means sets suitable for subcutaneous access devices such as the VascA, Inc. LifeSite blood access valve.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their authorized representatives as of the date first above written.
     KAWASUMI LABORATORIES, INC.

/s/ Yasuhiro Kawano Yasuhiro Kawano
Managing Director/Executive General Manager
MEDISYSTEMS CORPORATION

/s/ David S. Utterberg David S. Utterberg
President

Annex A – Prices of Products sold by KL

	CIF Memphis	CIF USWC	FOB BKK	CIF Memphis	CIF USWC	FOB BKK	CIF Memphis	CIF USWC	FOB BKK
	Pair Pack BTL (Per Pair) Up to			Pair Pack BTL (Per Pair) From			Pair Pack BTL (Per Pair) Above
	[**] BTL/month.			[**] BTL/month.			[**] BTL/month.
B3-3630/3705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
B3-4630/4705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
B3-6604/6792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
B3-6605/6792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
C3-9900/3300	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
C3-9900/6600	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
C3-9900/7700	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
C3-9900/7750	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
C3-9900/7760	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
C3-9900/7770	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
C3-9900/7780	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-4361/9711	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-8630/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-8630/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9600/9700	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9601/9700	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9602/9700	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9602/9710	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9602/9771	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9602/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9603/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9603/9750	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9603/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9605/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9605/9750	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9605/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9607/9707	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9610/9710	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9611/9710	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9612/9714	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9613/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9614/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9614/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9630/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9630/9750	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9630/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9631/9713	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9633/9750	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Annex A – Prices of Products sold by KL

	Pair Pack BTL (Per Pair) Up to			Pair Pack BTL (Per Pair) From			Pair Pack BTL (Per Pair) Above
	[**] BTL/month.				[**] BTL/month.		[**] BTL/month.
D3-9633/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9642/9793	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9642/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9646/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9650/9752	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9650/9751	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9671/9771	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9674/9716	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9675/9771	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9675/9774	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9677/9771	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9677/9774	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9680/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9681/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9688/9783	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9687/9783	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9689/9793	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9690/9790	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9690/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9691/9790	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9691/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9692/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9692/9793	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9692/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9694/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9694/9793	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9694/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9695/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9696/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9696/9793	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9696/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-4361/9711	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-8001/8501	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-8612/9750	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-8630/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-8630/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-8635/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-8635/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9600/9700	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Annex A – Prices of Products sold by KL

	Pair Pack BTL (Per Pair) Up to			Pair Pack BTL (Per Pair) From			Pair Pack BTL (Per Pair) Above
	[**] BTL/month.				[**] BTL/month.		[**] BTL/month.
M3-9601/9700	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9601/9713	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9602/9700	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9602/9710	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9602/9771	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9602/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9603/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9603/9714	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9603/9750	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9603/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9603/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9605/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9605/9706	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9605/9714	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9605/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9607/9707	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9610/9709	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9610/9710	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9611/9710	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9612/9709	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9612/9714	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9612/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9613/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9614/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9614/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9630/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9630/9750	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9630/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9631/9713	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9642/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9644/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9646/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9650/9705	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9650/9750	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9650/9751	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9650/9752	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9671/9771	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9672/9772	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9674/9716	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Annex A – Prices of Products sold by KL

	Pair Pack AVF (Per Pair) Up to			Pair Pack AVF (Per Pair) From			Pair Pack AVF (Per Pair) Above
	[**] AVF & PHE/month				[**] AVF & PHE/month		[**] AVF & PHE/month
M9-60XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-60XXMG	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-20XX (per case)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-20XXMG (per case)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-60XX (per case)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-60XXMG (per case)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

	Single Pack AVF (Per Ea) Up to			Single Pack AVF (Per Ea) From			Single Pack AVF (Per Ea) Above
	[**] AVF & PHE/month				[**] AVF & PHE/month		[**] AVF & PHE/month
M9-30XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-31XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-40XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-40XXMG	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-40XXG	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-41XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-41XXG	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-42XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-42XXG	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-50XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-51XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-70XX (MB, LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-70XXMG (MB, LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-71XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-71XXMG (MB, LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-80XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-80XXG	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-81XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-81XXG	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-90XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-90XXMG	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-91XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-91XXMG	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-92XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

D9-70XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D9-70XXMG	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D9-90XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D9-90XXMG	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Annex A – Prices of Products sold by KL

	VascA Needles (Per Ea) Up to			VascA Needles (Per Ea) Up to			VascA Needles (Per Ea) Above
	[**] VN/month				[**] VN/month		[**] VN/month
V9-92X4	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
V9-9204A	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
V9-9214A	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
V9-3404A	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

	Pheresis Needles [PHE] (Per Ea)			Pheresis Needles [PHE] (Per Ea)			Pheresis Needles [PHE] (Per Ea)
	Up to [**] AVF & PHE/month			From [**]AVF & PHE/month			Above[**] AVF & PHE/month
P9-70XX (LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-70XXMG (LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-71XX (LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-71XXMG (LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-90XX (LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-90XXMG (LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-91XX (LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-91XXMG (LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-40XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-41XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-42XX (E)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-80XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-81XX	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-7116E	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
P9-7117E	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
02-01-01-407	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
02-01-06-275	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
02-01-03-218	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
02-01-07-256	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
02-01-07-257	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
02-01-07-308	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
02-01-07-309	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
02-01-07-304	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
02-01-07-305	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
4R-2245P	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
4R-2245	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
4R-2257	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
4R-2440	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
4R-2441	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
25-0069	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
25-0070	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

ANNEX A – Components sold by MDS to KL

Component No.	Description	CIF BKK Price
25-0061	[**]	[**]
25-0017	[**]	[**]
10-0025	[**]	[**]
10-0034	[**]	[**]
25-0002	[**]	[**]
25-0005	[**]	[**]
25-0081	[**]	[**]
10-0035	[**]	[**]
10-0226	[**]	[**]
10-0235	[**]	[**]
10-0177	[**]	[**]
10-0236	[**]	[**]
10-0270	[**]	[**]
05-0002	[**]	[**]
10-0120	[**]	[**]
25-0032	[**]	[**]
10-0031	[**]	[**]
10-0178	[**]	[**]
10-0179	[**]	[**]
10-0126	[**]	[**]
10-0257	[**]	[**]
10-0083	[**]	[**]
10-0180	[**]	[**]
10-0042	[**]	[**]
25-0035	[**]	[**]
[**]

ANNEX B
Territory for MDS Products and KL Components
MDS and KL agree that there are the following Territory Tiers in this Supply Agreement:

	Producer	Purchaser	Delivery Point	Customer of Purchaser	Ultimate User
1.	KL	MDS	U.S. Only	U.S. Customer	U.S. User Only
MDS is the Specification Developer including labeling of MDS or its customer. Product Example: [**] Customer Example: [**]

2.	KL	MDS	U.S. Only	U.S. Customer with International Subsidiaries	US or Foreign User
MDS is the Specification Developer including labeling of MDS or its customer. Product Example: [**] Customer Example: [**]

3.	KL	MDS	Worldwide	Any Customer except Japan Customer	Any User except Japan User
MDS is the Specification Developer including labeling of MDS or its customer. Product Example: [**] Customer Example: [**]

4.	KL	MDS	Worldwide	Any Customer	Any User
MDS is the Specification Developer including labeling of MDS or its customer. Product Example: [**] Customer Example: [**]

5.	MDS	KL	Worldwide except North America	Any Customer except N. American Customer	Any User except N. American User
MDS is the Specification Developer of the [**] product or Component. KL is the purchaser of the [**] product or Component including labeling of KL. Product Example: [**] Customer Example: [**]

6.	MDS	KL	Worldwide except North America	Any Customer except N. American Customer	Any User except N. American User
MDS is the patent holder and Specification Developer of the [**] component or other Component. KL is the purchaser of the [**] component including labeling of KL.
Product Example: [**]
Customer Example: [**]

7.	KL	KL	Worldwide	Any Customer	Any User
MDS is the patent holder and Specification Developer of the [**] Component. KL is the producer of the [**] Component. [**] includes labeling of KL. Product Example: [**] Customer Example: [**]

ANNEX C
Letter from MDS Certified Public Accountants
INDEPENDENT ACCOUNTANTS’ REPORT ON APPLYING AGREED-UPON PROCEDURES
To Medisystems Corporation:
     We have previously audited the combined balance sheets of Medisystems group of companies as of December 31, 2000 and 1999, and the related combined statements of income, comprehensive income, and retained earnings and of cash flows for the years then ended, on which our report dated                     , 2001, expressed an unqualified opinion.
     We have performed the procedure enumerated below, which were agreed to by Medisystems Corporation (the “Company”) and Kawasumi Laboratories Inc. (“KL”), with respect to evaluating the outstanding accounts payable from the Company to KL as of December 31, 2000 and June 30, 2001. This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the specified parties. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.
     The procedures we performed for the year ended December 31, 2000 and our findings are as follows:
     We compared the following amounts to the audited financial statements for Medisystems group of companies for the year ended December 31, 2000 and found them to be in agreement:

2000
•	Cash provided (used) from operations	$
•	Cash provided from financing activities	$
•	Cash used for purchases of property and equipment	$
     We compared total net sales and total ordinary profit (as defined by income from operations) recorded in the audited financial statements for the Medisystems group of companies for years ended December 31, 2000 and 1999, and noted the following:
•	Total net sales for the year ended December 31, 2000 (increased/decreased) when compared to total net sales for the year ended December 31, 1999

•	Total ordinary profit for the year ended December 31, 2000 (increased/decreased) when compared to total ordinary profit for the year ended December 31, 1999

     When obtained the attached schedule of financial ratios prepared by the Company as of December 31, 2000 and performed the following:
•	Compared the dollar amounts on the schedule to dollar amounts in the 2000 audited financial statements and found them to be in agreement

•	Proved the arithmetic accuracy of the ratios in the schedule

•	Recalculated the ratio of total liquid assets (comprised of cash, temporary investments and current receivables) to total liquid liabilities (comprised of current liabilities)

•	Recalculated the ratio of total net fixed assets to total equity

•	Recalculated the ratio of total equity to total assets
     The procedures that we performed for the six months ended June 30, 2001 are as follows:
     We obtained the unaudited balance sheet and income statement prepared by the Company as of and for the six months ended June 30, 2001 and 2000, and noted the following:
•	Total net sales for the six months ended June 30, 2001 (increased/decreased) when compared to total net sales for the six months ended June 30, 2000

•	Total ordinary profit for the six months ended June 30, 2001 (increased/decreased) when compared to total ordinary profit for the six months ended June 30, 2000
     We obtained the attached schedule of financial ratios prepared by the Company as of June 30, 2001 and performed the following:
•	Proved the arithmetic accuracy of the ratios in the schedule

•	Recalculated the ratio of total liquid assets (comprised of cash, temporary investments and current receivables) to total liquid liabilities (comprised of current liabilities)

•	Recalculated the ratio of total net fixed assets to total equity

•	Recalculated the ratio of total equity to total assets
     We were not engaged to, and did not, perform an audit, the objective of which would be the expression of an opinion on the specified elements, accounts, or items. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

     This report is intended solely for the information and use of the specified parties listed above and is not intended to be and should not be used by anyone other than these specified parties.
     DELOITTE & TOUCHE LLP

MEDISYSTEMS GROUP OF COMPANIES
SCHEDULE OF FINANCIAL RATIOS
AS OF DECEMBER 31, 2000 (JUNE 30, 2001)

LIQUID RATIO	%

FIXED RATIO	%

EQUITY RATIO	%

ANNEX D Purchase Goals
The Purchase Goals MDS hopes to achieve during the period from February 1, 2001 to January 31, 2002 are as follows:
     BTL:
     [**] sets per year
     AVF/PHE:
     [**] each per year

Annex A – Prices of Products sold by KL

	Pair Pack BTL (Per Pair) Up to			Pair Pack BTL (Per Pair) From			Pair Pack BTL (Per Pair) Above
	[**] BTL/month.				[**] BTL/month.			[**] BTL/month.
M3-9675/9771	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9675/9774	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9676/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9677/9771	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9677/9774	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9678/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9686/9783	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9687/9783	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9690/9790	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9690/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9691/9790	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9691/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9692/9771	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9692/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9692/9793	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9692/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9694/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9694/9793	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9694/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9695/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9696/9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9696/9793	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9696/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
T3-9607/9707	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
T3-9692/9750	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
T3-9678/9795	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	Single Pack BTL (Per Ea) Up to			Single Park BTL (Per Ea) From			Single Pack BTL (Per Ea) Above
	[**] BTL/month			[**] BTL/month			[**] BTL/month
M3-9690	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M3-9792	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
D3-9793	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
5M-3062	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	Pair Pack AVF (Per Pair) Up to			Pair Pack AVF (Per Pair) From			Pair Pack AVF (Per Pair) Above
	[**] AVF & PHE/month			[**] AVF & PHE/month			[**] AVF & PHE/month
M9-10XX (MB,LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-20XX (MB, LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
M9-20XXMG (MB, LB)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Medisystems
January 31, 2007
Kawasumi Laboratories, Inc.
3-28-15 Minami-Ohi, Shinagawa-ku
Tokyo 140-8555, Japan
Re:       Amendment to the Supply and Distribution Agreement
Ladies and Gentlemen:
     Reference is made to the Supply and Distribution Agreement dated as of February 1, 2001 (the “Agreement”) between Kawasumi Laboratories, Inc. (“KL”) and Medisystems Corporation (“MDS”). This will confirm our agreement that we will extend the initial Term of the Agreement for AVF, PHE and VN Products for ten (10) days until February 10, 2008 with the initial notice of termination deadline also extended by ten (10) days until February 10, 2007. If the parties cannot agree to the terms and conditions applicable to AVF, PHE and VN Products for the three (3) year renewal Term immediately subsequent to the initial Term by February 10, 2007, then the Agreement, with respect to AVF, PHE and VN Products shall terminate on February 10, 2008. The parties acknowledge that they have negotiated the general terms of such renewal including prices, exchange rate adjustment formulae and order commitment.
     Notwithstanding the above, for BTL and NX Products the parties agree to extend the initial Term of the Agreement for five (5) months until June 30, 2008 with the initial notice of termination deadline also extended by five (5) months until June 30, 2007. (The five (5) month period from February 1, 2008 until June 30, 2008 shall be referred to herein as the “BTL Extension Period.”) If the parties cannot agree to the terms and conditions applicable to BTL and NX Products for the three (3) year renewal Term immediately subsequent to the initial Term by June 30, 2007, then for the BTL Extension Period, any Shipment Order placed by MDS during such period for BTL Products shall have each BTL Product price increased by $[**]/pair. Further, if the spot inter-bank Thai Baht exchange rate published in the final edition of The Wall Street Journal (version distributed in Seattle, Washington, U.S.) on MDS’ placement date of any such BTL Shipment Order is outside of the base range of Baht [**] = US$1.00 to Baht [**] = US$1.00, then each BTL pair so ordered will have its price increased or decreased equal to the [**]. By way example only, [**].
     Therefore Section 11.1 of the Agreement is amended to read as follows:
“The initial term (the “Term”) of this Agreement effective for AVF, PHE, and VN Products (the “AVF/PHE/VN Term”) shall be for the seven (7) year and ten (10) day period beginning on the Effective Date of this Agreement and ending on February 10, 2008, provided that such AVF/PHE/VN Term shall automatically be renewed for subsequent periods of three (3) years unless either party gives notice of termination not less than one (1) year prior to the date on which this Agreement would otherwise terminate with respect to AVF, PHE and VN Products. Notwithstanding the foregoing, the initial Term of this Agreement effective for BTL and NX Products (the “BTL/NX Term”) shall be for the seven (7) year and five (5) month period beginning on the Effective Date of this Agreement and ending on June 30, 2008, provided that such BTL/NX Term shall automatically be renewed for subsequent periods of three (3) years unless either party gives notice of termination not less than one (1) year prior to the date on which this Agreement would otherwise terminate with respect to BTL and NX Products. If the parties cannot agree to the terms and conditions applicable to BTL and NX Products for the three (3) year renewal Term immediately subsequent to the BTL/NX Term by June 30, 2007, then for the period starting February 1, 2008 all prices for BTL Products for which MDS places Shipment Orders for BTL Products on or after February 1, 2008 and until June 30, 2008 shall be as listed on the then current Annex A plus $[**]/pair so long as the inter-bank Thai Baht to US$ exchange rate published in the final edition of The Wall Street Journal (version distributed in Seattle, Washington, U.S.) on the date such Shipment Order is placed (the “BTL Baht/US$ Exchange Rate”) is between the base range from [**] to [**] Baht per US$1.00. Further, if the BTL Baht/US$ Exchange Rate is less (i.e. stronger) than such base rate of [**] Baht per US$1.00 (e.g., [**] Baht per US$1.00) then the BTL Product prices for such Shipment Order shall be increased [**]. By way of example only, [**].

     Please confirm your agreement with this amendment by signing in the place provided below and returning a signed copy of this amendment.

Very truly yours,

MEDISYSTEMS CORPORATION

By:	/s/ David S. Utterberg

	Name:	David S. Utterberg
	Title:	President

ACCEPTED AND AGREED
AS OF THE DATE SET FORTH ABOVE:

KAWASUMI LABORATORIES, INC.

By:	/s/ Hirofumi Sasano

Name: Hirofumi Sasano
Title: Corporate officer, Division General Manager Hemo-dialysis & Cardiovascular Business unit

SECOND AMENDMENT TO SUPPLY AND DISTRIBUTION AGREEMENT
     This Second Amendment to Supply and Distribution Agreement (this “Second Amendment”), dated as of February 9, 2007 (the “Amendment Date”), is entered into between Kawasumi Laboratories, Inc., a Japanese corporation with its offices at 3-28-15, Minani Ohi, Shinagawa-Ku, Tokyo 140-8555, Japan (“KL”) and Medisystems Corporation, a Washington corporation with its office at 701 Pike Street, 16th Floor, Seattle, Washington 98101, U.S.A. (“MDS”).
W I T N E S S E T H:
     WHEREAS, KL and MDS entered into a certain Supply and Distribution Agreement dated as of February 1, 2001 (the “Original Agreement”) relating to the supply of BTL, AVF, VN, NX and PHE Products by KL to MDS and the distribution thereof;
     WHEREAS, KL and MDS entered into a certain Amendment to the Supply and Distribution Agreement dated as of January 31, 2007 (the “First Amendment”) to amend the term of the Original Agreement and the pricing of the products set forth in the Original Agreement (the Original Agreement as amended by the First Amendment, the “Amended Agreement”); and
     WHEREAS, the parties wish to further modify the Amended Agreement to amend the terms of the Amended Agreement with respect to AVF, VN and PHE Products, and to provide the terms and conditions applicable to single lumen buttonhole needle sets to be supplied by KL to MDS.
     NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agreed as follows:
     Capitalized terms used herein without definition shall have the meanings assigned to them in the Amended Agreement.
1. The first sentence of Section 1.2 of the Amended Agreement is hereby amended and replaced in its entirety to read as follows:
“MDS manufacturers disposable medical products and MDS sells bloodlines (“BTL”), fistula needles (“AVF”), single lumen buttonhole needle sets (“BH”), needle sets for subcutaneous access devices (“VN”), needles and tube/bag sets for NxStage equipment (“NX”) used in artificial kidney dialysis, as well as pheresis needles for pheresis (“PHE”) and other products.”
2. Section 3.1 of the Amended Agreement is hereby amended and replaced in its entirety to read as follows:

“Subject to the terms and conditions of this Agreement, KL shall manufacture the Products, in quantities up to KL’s Supply Commitment, and all in accordance with the provisions of the QA Agreement, the Specifications and the KL process specifications, and shall sell the Products to MDS. MDS shall purchase the Products solely for resale in the Territory, provided that MDS, if its sources VN, BH or NX from KL, may sell VN, BH or NX anywhere in the World. MDS shall not purchase BTL, BH, AVF or PHE or sub-assemblies thereof from any other third party other than KL, except as provided in this Agreement and Annex B attached hereto. MDS shall not sell the Products (other than VN, BH and/or NX) directly or indirectly to distributors or end-users for use or resale outside of the Territory without KL’s prior written consent. KL shall not sell BTL, AVF, VN, NX, BH or PHE or sub-assemblies thereof directly or indirectly for use or resale in the United States of America without MDS’s prior written consent.
     KL may distribute and sell BH outside of United States of America and Canada using the same specifications and intellectual property of MDS as MDS-labeled BH. In addition, MDS hereby grants KL a right of first negotiation for a patent license under any and all patents owned or controlled by MDS related to coaxial dual lumen buttonhole needle sets or BH with “scab picker” technology to make, have made, use, sell, offer to sell, distribute, import and otherwise dispose of such products within Japan.”
3. Section 3.2 of the Amended Agreement is hereby amended and replaced in its entirety to read as follows:
“Prior to the commencement of the twelve month period commencing on February 1, 2001 and [**] months prior to each subsequent such twelve month period (such initial period and each such subsequent period being hereinafter referred to as a “Contract Year”), KL and MDS shall discuss the purchase goals MDS hopes to achieve during the subsequent Contact Year for the placement of Shipment Orders for the Products based on MDS’s forecasts of market conditions for such year (the “Goals”). During the Term of this Agreement, as such Agreement may be renewed or extended from time to time, and subject to the other terms and conditions contained herein, MDS hereby agrees to purchase from KL an annual quantity of Products at least equal to [**] percent ([**]%) of the Goals, such amount being hereinafter referred to as MDS’ “Purchase Commitment” for each Contract Year, and KL agrees to sell to MDS an annual quantity of Products up to at least [**] percent ([**]%) of the Goals, such amount being hereinafter referred to as KL’s “Supply Commitment” for each such Contract Year.
With respect to BTL and NX, if the parties cannot agree on new Goals for BTL and NX [**] months prior to each new Contract year, this Agreement shall terminate as to BTL and NX at the conclusion of the new Contract Year; provided, however, that if MDS offers to accept Goals for BTL and NX for each new Contract Year no less than [**] percent ([**]%) of the Goals for BTL and NX for the then current Contract Year, this Agreement shall be renewed for such new Contract Year with Goals for BTL and NX as offered by MDS pursuant to the foregoing. In the event MDS makes no such offer and the parties cannot otherwise agree to new Goals for BTL and NX for the new Contract Year, then, the Purchase Commitment and the Supply Commitment (as defined below) for BTL and NX for such new Contract Year shall be reduced to [**] percent ([**]%) of the quantity of the then current Contract Year and this Agreement shall terminate solely as it relates to BTL and NX as of the expiration of such new BTL/NX Contract Year.
With respect to AVF, PHE, VN and BH, the Goals for the three (3) Contract Years commencing on February 1, 2008, February 1, 2009 and February 1, 2010 as agreed to by KL and MDS are set forth in Annex D. If this Agreement is automatically renewed pursuant to Section 11.1 hereof, the Goal for AVF, PHE, VN and BH for each Contract Year of such renewal Term shall be [**] percent ([**]%) of the Goal for AVF, PHE, VN and BH for the immediately preceding Contract Year.
In the event that MDS fails to place Shipment Orders for AVF, PHE, VN and BH in any Contract Year sufficient to meet such Contract Year’s Purchase Commitment for AVF, PHE, VN and BH (a “Shortfall”), KL may ship, and if shipped, MDS shall pay for, the amount of AVF, PHE, VN and BH equal to [**] of such Shortfall during the first [**] months immediately following such Contract Year even if such [**]-month period follows the expiration of the Terms of this Agreement. For the avoidance of doubt, AVF, PHE, VN and BH shipped by KL pursuant to the foregoing sentence shall be considered as Shipment Orders for AVF, PHE, VN and BH placed by MDS during the applicable Contract Year in which the Shortfall has occurred, and shall not be considered as Shipment Orders for AVF, PHE, VN and BH placed by MDS during the Contract Year following the applicable Calendar Year in which the Shortfall has occurred.”

4. Section 3.3 of the Amended Agreement is hereby amended by adding the following paragraph as Section 3.3 e.:
“e. With respect to AVF, PHE, VN and BH, in any given consecutive [**] month period during the Term after February 1, 2008, MDS agrees to place monthly Shipment Orders that in the aggregate will comprise no less than [**] percent ([**]%) of the Goal for the relevant Contract Year. By way of example only, if the Goal for AVF, PHE, VN and BH for a specific Contract Year is [**] Products, MDS shall place [**] consecutive monthly Shipment Orders, in any given [**] month period during such Contract Year, that aggregate no less than [**] Products.”
5. Article 5 of the Amended Agreement is hereby amended by amending and replacing Section 5.2 in its entirety to read as set forth below, and by adding the following new Sections 5.3 and 5.4:
“5.2. Subject to Sections 5.4 and 11.1, it is expressly agreed that the prices for the Products and Components are listed in Annex A and include the cost of transportation and insurance to the Locations specified in the applicable MDS Shipment Order. However, it is also expressly agreed that MDS may order, and if so ordered KL shall sell the Products FOB Bangkok. If MDS requests airfreight, and KL is not obliged to pay for such airfreight under the provisions of Sections 3.3, 10.2, or 14.2, KL shall invoice MDS at the FOB Bangkok prices listed in Annex A (subject to Sections 5.4 and 11.1), and MDS shall pay the airfreight. If KL is obliged to pay the airfreight under the provisions of Sections 3.3, 10.2, or 14.2, KL shall pay such airfreight and invoice MDS at the Location prices applicable to the actual destination of such shipment.
5.3	Prices for BH for Shipment Orders placed by MDS on or after February 1, 2008, shall be the same as those listed in Annex A for AVF Codes S9-70XX with similar specifications other than cannulae sharpness.

5.4	All prices for AVF, PHE, VN and BH for Shipment Orders placed by MDS on or after February 1, 2008 shall be as listed on Annex A so long as the inter-bank Thai Baht to US$ exchange rate published in the final edition of The Wall Street Journal (version distributed in Seattle, Washington, U.S.) on the date such Shipment Order is placed (the “AVF Baht/US$ Exchange Rate”) is between the base range from [**] to [**] Baht per US$1.00. If the AVF Baht/US$ Exchange Rate is less (i.e., stronger) than such base rate of [**] Baht per US$1.00 (e.g., [**] Baht per US$1.00) then the prices for AVF, PHE, VN and BH for such Shipment Order shall be increased by an amount equal to [**]. By way of example only, [**]. If, however, such AVF Baht/US$ Exchange Rate is more (i.e., weaker) than such base [**] Baht per US$1.00 exchange rate (e.g., [**] Baht per US$1.00), then the prices for AVF, PHE, VN and BH for such Shipment Order will be decreased by [**]. By way of example only, [**].
6. This first sentence of Section 11.1 of the Amended Agreement is hereby amended and replaced in its entirety to read as follows:
“The initial term (the “Term”) of this Agreement effective for AVF, PHE, VN and BH Products (the “AVF/PHE/VN/BH Term”) shall be for the ten (10) year beginning on February 1, 2001 and ending on February 1, 2011, provided that such AVF/PHE/VN/BH Term shall automatically be renewed for subsequent periods of three (3) years unless either party gives notice of termination not less than one (1) year prior to the date on which this Agreement would otherwise terminate with respect to AVF, PHE, VN and BH Products.”
7. Section 25.22 of the Amended Agreement is hereby amended and replaced in its entirety to read as follows:
““Products” means the BTL, AVF, PHE, VN, NX, and BH listed in Annex A, collectively.”
8. Annexes A, B, and D to the Amended Agreement are hereby replaced in their entirety with Annexes A, B, and D attached hereto.

9. Except as specifically and expressly amended herein, all of the terms and conditions of the Amended Agreement shall remain in full force and effect.
10. This Second Amendment may be executed in multiple counterparts, and all of such counterparts shall constitute a single instrument.
     IN WITNESS WHEREOF, the parties have duly executed and delivered this Second Amendment as of the Amendment Date.

KAWSAUMI LABORATORIES, INC.

By /s/ Hirofumi Sasano
Hirofumi Sasano Corporate Officer 02/09/07

MEDISYSTEMS CORPORATION

By: /s/ David S. Utterberg
David S. Utterberg President 02/09/07

ANNEX A Shipments by Kawasumi

	CIF Memphis	CIF USWC	FOB BKK	CIF USEC
D9-20XX (per case)	[**]	[**]	[**]	[**]
D9-20XXMB (per case)	[**]	[**]	[**]	[**]
D9-24XXMG (per case)	[**]	[**]	[**]	[**]
D9-60XX (per case)	[**]	[**]	[**]	[**]
D9-60XXMG (per case)	[**]	[**]	[**]	[**]
Single Pack AVF (Per Ea)
M9-30XX (300mm tubing)	[**]	[**]	[**]	[**]
M9-31XX	[**]	[**]	[**]	[**]
Single Pack AVF (Per Ea)
M9-70XXMG (MB, LB)	[**]	[**]	[**]	[**]
S9-50XX	[**]	[**]	[**]	[**]
S9-40XX	[**]	[**]	[**]	[**]
S9-41XX	[**]	[**]	[**]	[**]
S9-40XXMG	[**]	[**]	[**]	[**]
S9-41XXMG	[**]	[**]	[**]	[**]
S9-70XX	[**]	[**]	[**]	[**]
S9-71XX	[**]	[**]	[**]	[**]
S9-70XXMG	[**]	[**]	[**]	[**]
S9-71XXMG	[**]	[**]	[**]	[**]
S9-90XX	[**]	[**]	[**]	[**]
S9-91XX	[**]	[**]	[**]	[**]
S9-90XXMG	[**]	[**]	[**]	[**]
S9-91XXMG	[**]	[**]	[**]	[**]
S9-76XXMG	[**]	[**]	[**]	[**]
S9-743XMG	[**]	[**]	[**]	[**]
BH-30XX	[**]	[**]	[**]	[**]
BH-70XX	[**]	[**]	[**]	[**]
BH-76XX	[**]	[**]	[**]	[**]
BH-70XXE	[**]	[**]	[**]	[**]
BH-40XXE	[**]	[**]	[**]	[**]
VascA Needles [Per Ea]
V9-92X4	[**]	[**]	[**]	[**]
V9-9204A	[**]	[**]	[**]	[**]
V9-9214A	[**]	[**]	[**]	[**]
V9-3404A	[**]	[**]	[**]	[**]
V9-9204D	[**]	[**]	[**]	[**]
V9-9214D	[**]	[**]	[**]	[**]
V9-92X4G	[**]	[**]	[**]	[**]
Pheresis Needles [PHE] (Per Ea)
P9-70XX (LB)	[**]	[**]	[**]	[**]
P9-70XXMG (LB)	[**]	[**]	[**]	[**]
P9-71XX (LB)	[**]	[**]	[**]	[**]
P9-71XXMG (LB)	[**]	[**]	[**]	[**]
P9-91XXMG (LB)	[**]	[**]	[**]	[**]
P9-9216	[**]	[**]	[**]	[**]

ANNEX A - Shipments by Kawasumi

	CIF Memphis	CIF USWC	FOB BKK	CIF USEC
P9-42XX(E)	[**]	[**]	[**]	[**]
P9-7116E	[**]	[**]	[**]	[**]
P9-7117E	[**]	[**]	[**]	[**]
Pheresis Needles (PHE) (Per Ea)
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
25-0102 - (exactly the same spec as 02-01-07-309)	[**]	[**]	[**]	[**]
4R-2440	[**]	[**]	[**]	[**]
4R-2441	[**]	[**]	[**]	[**]
25-XXXX (15-17G) - Top part only	[**]	[**]	[**]	[**]
25-XXXX (14+ 18G) - Top part only	[**]	[**]	[**]	[**]
777-813-003	[**]	[**]	[**]	[**]
777-813-004	[**]	[**]	[**]	[**]
777-813-005	[**]	[**]	[**]	[**]
777-813-006	[**]	[**]	[**]	[**]
777-034-901	[**]	[**]	[**]	[**]
Base Price (CIF USWC) in BOLD
Prepared by [**] February 8, 2007

ANNEX B
MDS and KL agree that there are the following Territory Tiers in this Supply Agreement:
1.	Product Type: standard AVF and PHE product

Producer	Purchaser	Delivery Point	Customer of Purchaser	Ultimate User
KL	MDS	U.S. Only	U.S. Customer or U.S. Customer with Int’l Affiliates	U.S. User or Foreign User
MDS is the Specification Developer including labeling of MDS or its customer.
Product Code Example: [**]
Customer Example: [**]
2.	Product Type: Product with MDS patented safety parts

Producer	Purchaser	Delivery Point	Customer of Purchaser	Ultimate User
KL	MDS	Worldwide	Any Customer except Japan Customer	Any User except Japan User
MDS is the Specification Developer including labeling of MDS or its customer. Product Example: [**] Customer Example: [**]
3.	Product Type: MDS patented Products

Producer	Purchaser	Delivery Point	Customer of Purchaser	Ultimate User
KL	MDS	Worldwide	Any Customer	Any User
MDS is the Specification Developer including labeling of MDS or its customer. Product Example: [**] Customer Example: [**]
4.	Product Type: MDS patented Products

Producer	Purchaser	Delivery Point	Customer of Purchaser	Ultimate User
Any Producer	MDS	Worldwide	Any Customer	Any User
MDS is the Specification Developer including labeling of MDS or its customer. Product Example: [**] Customer Example: [**]
5.	Product Type: [**] component for AVF

Producer	Purchaser	Delivery Point	Customer of Purchaser	Ultimate User
MDS	KL	Worldwide except North America	Any Customer except N. American Customer	Any User except N. American User
MDS is the patent holder and Specification Developer of the [**] AVF component. KL is the purchaser of the [**] AVF component including labeling of KL.
Product Example: [**]
Customer Example: [**]

ANNEX B
6.	Product Type: [**]component

Producer	Purchaser	Delivery Point	Customer of Purchaser	Ultimate User
MDS	KL	Worldwide	Any Customer	Any User
MDS is the patent holder and Specification Developer of the [**] component. KL is the Producer of the [**] component including labeling of KL.
Product Example: [**]
Customer Example: [**]

ANNEX D Purchase Goals
     The Purchase Goals MDS hopes to achieve during each Contract Year are as follows:
     First Contract Year:
[**] Products composed of AFV, PHE, VN and BH
     Second Contract Year:
[**] Products composed of AFV, PHE, VN and BH
     Third Contract Year:
[**] sets Products composed of AFV, PHE, VN and BH